For Immediate Release

LivePerson Announces Fourth Quarter 2018 Financial Results

-- Reports Record 2018 Revenue of $250 Million and 15% Year-over-Year Growth in the Fourth Quarter --

-- Record Contract Signings Included Delta Air Lines and Top Retail, Telco and Financial Services Brands --

-- Investing to Accelerate Revenue Growth Throughout 2019, Targeting at Least 20% Growth in 2020 --

-- Announced Launch of Maven, Groundbreaking Conversational AI Engine --

NEW YORK, February 21, 2019 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational commerce solutions, today announced financial results for the fourth quarter ended December 31, 2018.

Highlights

Total revenue was $65.7 million for the fourth quarter of 2018, an increase of 15% as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the fourth quarter of 2018 increased 15% year over year to $60.7 million and revenue from consumer operations increased 13% to $5.0 million.

Total revenue was $249.8 million for the year-ended 2018, an increase of 14% as compared to 2017. Within total revenue, B2B revenue increased 14% year over year to $230.3 million and consumer operations revenue increased 12% to $19.6 million.

LivePerson signed 124 deals in the fourth quarter, an increase of 23% year over year, fueled by the addition of 60 new customer contracts. LivePerson signed 421 deals in 2018, an increase of 11% as compared to 2017, fueled by the addition of 196 new customer contracts.

Trailing-twelve-month average revenue per enterprise and mid-market customer set a new record in 2018, growing more than 25% year over year to greater than $285,000, up from greater than $220,000 in 2017.

"2018 was a year for the record books, as so many of our KPIs, including ARPU, revenue retention, new logos signed, messaging adoption, AI attach rates, and total revenue hit all-time or multi-year highs," said CEO, Robert LoCascio. "Furthermore, the fourth quarter saw LivePerson sign several of the world's largest and most prestigious brands, including Delta Air Lines, which Fortune has named the World’s Most Admired Airline for six straight years, as well as one of the five largest global apparel retailers, and a top three bank in Japan. These are clear indicators that Conversational Commerce is moving into the mainstream, and that LivePerson is getting recognized as an industry leader as brands make their purchase decisions."

"Our strategy to ramp investment in 2018 paid off and positions LivePerson for an even stronger 2019, with enhanced product capabilities and a record opportunity pipeline that outstrips our sales capacity," said CFO, Chris Greiner. "In 2019, we will continue to follow our proven blueprint for accelerating growth and capturing market share, by nearly doubling the size of our sales team. We expect these investments to drive a steadily ramping growth rate in 2019 and position LivePerson for at least 20% revenue growth and renewed margin expansion in 2020."

Customer Expansion
During the fourth quarter, the Company signed contracts with the following new customers:

•	Delta Air Lines, which Fortune has named the World’s Most Admired Airline for six straight years

•	Aramark, one of the world’s largest hospitality companies

•	A top three bank in Japan

•	A top five global apparel retailer

•	A leading Italian telco with more than 25 million subscribers

The Company also expanded business with:

•	One of the largest international cable companies

•	A global technology and consulting firm

•	A multi-billion dollar global computer software company

•	Two leading utility companies

•	A national online mortgage lending company

Net Loss and Adjusted Operating Income
Net loss for the fourth quarter of 2018 was $6.5 million or $0.11 per share, as compared to a net loss of $3.7 million or $0.06 per share in the fourth quarter of 2017. Adjusted operating income for the fourth quarter of 2018 was $1.4 million, as compared to adjusted operating income of $0.6 million in the fourth quarter of 2017. Adjusted operating income excludes amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

Net loss in the fourth quarter of 2018 includes charges of $3.5 million or $0.06 per share. These charges are comprised of $1.7 million of restructuring, $1.0 million of acquisition and consulting fees, and $0.9 million of litigation costs. Net loss in the fourth quarter of 2017 includes charges of $2.9 million or $0.05 per share. These charges are comprised of $1.2 million of litigation fees, $1.0 million of one-time CEO compensation payment, and $0.8 million of severance. The net loss in 2017 benefited from a non-recurring $2.5 million or $0.04 per share tax benefit stemming from enactment of the Tax Cut and Jobs Act, which reduced the U.S. corporate tax rate to 21% from 34% and led to a revaluation of deferred tax liabilities.
Adjusted EBITDA
Adjusted EBITDA for the fourth quarter of 2018 was $5.3 million or $0.08 per share, as compared to $3.9 million or $0.07 per share in the fourth quarter of 2017. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $66.4 million at December 31, 2018, as compared to $57.6 million at December 31, 2017, which included $1.5 million of cash being used as collateral for foreign currency hedging instruments.
Financial Expectations
LivePerson is entering 2019 with a growing pipeline, more product to sell, more partners to sell with, more references to support the Company's selling efforts, and an industry that is moving into mainstream adoption and ready to make purchase decisions. We believe that an expansion of the Company's sales capacity is a critical next step to capitalize on these tailwinds and accelerate growth. In our view, the current sales organization does not have sufficient capacity to go after all the large greenfield prospects we are targeting, let alone adequately address our existing pipeline opportunities.

In order to close this gap, the Company plans to meaningfully expand its global field organization in 2019, growing quota carrying headcount by more than 50%, and doubling the number of lead generation reps and enterprise partner managers.

The Company will also complete the globalization of its product organization in 2019, with the expectation that by the end of the second quarter, the teams will reach the required scale necessary to fully deliver on our conversational commerce product roadmap.

From a revenue perspective, we expect these investments to enable LivePerson to accelerate to high-teens to 20% growth by the fourth quarter of 2019, and to deliver at least 20% growth in 2020. From a profit perspective, we are targeting adjusted EBITDA in 2019 of $10 million to $15 million, or a margin of 4% to 5%. Our hiring plan is heavily weighted to the first and second quarters and, as a result, we anticipate modest losses in the first half of 2019, but renewed profit in the second half as hiring winds down and our go-to-market investments begin to generate returns. We expect renewed margin expansion in 2020 and beyond.

The Company plans to share a more detailed long-term financial model at its upcoming Analyst Day on May 8, in New York City.

The Company's detailed 2019 financial expectations are as follows:
First Quarter 2019

Guidance
Revenue (in millions)	$65.75 - $66.75
GAAP net loss per share	$(0.35) - $(0.31)
Adjusted operating income (loss)	$(8.4) - $(6.4)
Diluted adjusted EBITDA per share	$(0.07) - $(0.04)
Adjusted EBITDA (in millions)	$(4.3) - $(2.3)
Fully diluted share count	63.8 million
Full Year 2019

Guidance
Revenue (in millions)	$284.5 - $291.5
GAAP net loss per share	$(0.92) - $(0.83)
Adjusted operating income (loss)	$(7.6) - $(2.6)
Diluted adjusted EBITDA per share	$0.15 - $0.23
Adjusted EBITDA (in millions)	$10.0 - $15.0
Fully diluted share count	65.0 million
Other Full Year 2019 Assumptions

•	Estimated IP litigation expense of approximately $6.0 million ($0.10 per share) and severance and restructuring of $0.8 million ($0.01 per share)

•	Amortization of purchased intangibles of approximately $3.0 million

•	Stock-based compensation expense of approximately $34.0 million

•	Depreciation of approximately $17.5 million

•	Cash taxes paid of $2.0 million to $4.0 million. A GAAP tax liability of approximately $6.0 million

•	Capital expenditures of approximately $25.0 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 74.0%, sales and marketing 42.0%, product development 30.5% and G&A at 15.5%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cost of revenue	$392	$147	$996	$448
Sales and marketing	1,643	516	5,374	2,500
General and administrative	1,531	1,633	4,921	3,691
Product development	937	545	3,550	2,305
Total	$4,503	$2,841	$14,841	$8,944

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cost of revenue	$284	$286	$1,143	$2,842
Amortization of purchased intangibles	398	428	1,670	1,840
Total	$682	$714	$2,813	$4,682

Supplemental Fourth Quarter 2018 Earnings Call Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter 2018 on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its fourth quarter 2018 financial results during a teleconference today, February 21, 2019. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "1199243." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international); please reference the conference ID "1199243." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.

About LivePerson
LivePerson makes life easier by transforming how people communicate with brands. Our 18,000 customers, including leading brands like Citibank, HSBC, Orange, and The Home Depot, use our conversational commerce solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship — a conversational relationship — with their millions of consumers. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, and other costs. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for mobile and online business messaging and digital engagement technology ; our ability to retain existing clients and attract new clients; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; potential adverse impact due to foreign currency exchange rate fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; supporting our existing and growing customer base could strain our personnel resources and infrastructure; risks relating to governmental export controls and economic sanctions; our ability to effectively operate on mobile devices; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects could disrupt or negatively impact our services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risk associated with the limitations on the effectiveness of our controls; our history of losses; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks relating to recently-enacted changes to the U.S. tax laws; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$65,724	$57,390	$249,838	$218,876

Costs and expenses:
Cost of revenue	16,800	14,749	62,479	58,205
Sales and marketing	27,073	24,210	103,344	90,905
General and administrative	12,279	12,596	45,873	43,124
Product development	14,752	11,023	55,707	40,034
Restructuring costs	1,662	279	4,468	2,594
Amortization of purchased intangibles	398	428	1,670	1,840
Total cost and expenses	72,964	63,285	273,541	236,702

Loss from operations	(7,240)	(5,895)	(23,703)	(17,826)

Other (expense) income, net	(418)	(276)	(471)	136

Loss before (benefit from) provision for income taxes	(7,658)	(6,171)	(24,174)	(17,690)

(Benefit from) provision for income taxes	(1,193)	(2,499)	858	501

Net loss	$(6,465)	$(3,672)	$(25,032)	$(18,191)

Net loss per share of common stock:
Basic	$(0.11)	$(0.06)	$(0.42)	$(0.32)
Diluted	$(0.11)	$(0.06)	$(0.42)	$(0.32)

Weighted-average shares used to compute net loss per share:
Basic	60,794,252	56,965,111	59,203,400	56,358,017
Diluted	60,794,252	56,965,111	59,203,400	56,358,017

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2018		2017		2018		2017
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(6,465)		$(3,672)		$(25,032)		$(18,191)
Add/(less):
Amortization of purchased intangibles	682		714		2,813		4,682
Stock-based compensation	4,503		2,841		14,841		8,944
Depreciation	3,845		3,340		14,188		12,358
Other litigation and consulting costs	1,282	(2)	2,650	(4)	5,928	(3)	7,648	(5)
Restructuring costs	1,662	(6)	279	(8)	4,468	(7)	2,594	(9)
(Benefit from) provision for income taxes	(1,193)		(2,499)		858		501
Acquisition costs	555		—		555		—
Other expense (income), net	418		276		471		(136)
Adjusted EBITDA (1)	$5,289		$3,929		$19,090		$18,400
Diluted adjusted EBITDA per common share	$0.08		$0.07		$0.31		$0.32

Weighted average shares used in diluted adjusted EBITDA per common share	62,653,469		58,139,767		61,342,829		57,034,448

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes	$(7,658)		$(6,171)		$(24,174)		$(17,690)
Add/(less):
Amortization of purchased intangibles	682		714		2,813		4,682
Stock-based compensation	4,503		2,841		14,841		8,944
Other litigation and consulting costs	1,282	(2)	2,650	(4)	5,928	(3)	7,648	(5)
Restructuring costs	1,662	(6)	279	(8)	4,468	(7)	2,594	(9)
Acquisition costs	555		—		555		—
Other expense (income), net	418		276		471		(136)
Adjusted operating income	1,444		589		4,902		6,042

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

(2) Includes other litigation costs of $0.9 million and consulting cots of $0.4 million for the three months ended December 31, 2018. The Company's other litigation costs relate to the Company’s intellectual property suit against [24]7 Customer, Inc.

(3) Includes other litigation costs of $4.1 million, consulting costs of $1.3 million, executive recruitment costs of $0.3 million, and executive relocation costs of $0.2 million for the year ended December 31, 2018. Please refer to footnote (2) above for additional information related to the nature of these other litigation costs.

(4) Includes other litigation costs of $1.2 million, CEO one-time compensation payment of $1.0 million and CFO Severance of $0.5 million for the three months ended December 31, 2017. Please refer to footnote (2) above for additional information related to the nature of these other litigation costs.

(5) Includes litigation costs of $6.2 million, executive one-time compensation payment of $1.0 million, and executive separation cost of $0.5 million for the year ended December 31, 2017. Please refer to footnote (2) above for additional information related to the nature of these other litigation costs.

(6) Includes severance costs and associated costs of $1.7 million for the three months ended December 31, 2018. The Company’s restructuring costs relate to resource reallocation for the Company’s platform transformation as well as wind down costs to focus on areas of high growth potential.

(7) Includes severance and associated costs of $4.5 million for the year ended December 31, 2018. Please refer to footnote (6) above for additional information related to the nature of these restructuring costs.

(8) Includes severance costs of $0.3 million for the three months ended December 31, 2017. Please refer to footnote (6) above for additional information related to the nature of these restructuring costs.

(9) Includes wind down costs of legacy platform of $1.9 million and severance costs of $0.7 million for the year ended December 31, 2017. Please refer to footnote (6) above for additional information related to the nature of these restructuring costs.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of Net Cash Provided By Operating Activities:
Adjusted EBITDA (1)	$5,289	$3,929	$19,090	$18,400
Add/(less):
Changes in operating assets and liabilities	5,971	3,347	(14,135)	(7,077)
Provision for doubtful accounts	462	532	1,788	1,895
Benefit from (provision for) income taxes	1,193	2,499	(858)	(501)
Deferred income taxes	(488)	(3,220)	(309)	(2,397)
Amortization of tenant allowance	(122)	(41)	(326)	(166)
Other (expense) income, net	(418)	(276)	(471)	136
Net cash provided by operating activities	$11,887	$6,770	$4,779	$10,290

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended	Twelve Months Ended
	March 31, 2019	December 31, 2019
Reconciliation of Projected Adjusted EBITDA: (1)
Net loss in accordance with GAAP	$(21,300) - $(19,000)	$(57,600) - $(52,000)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	7,600	34,000
Depreciation	4,100	17,500
Other costs	2,300	6,800
Provision for income taxes	2,300 - 2,000	6,200 - 5,600
Adjusted EBITDA	$(4,300) - $(2,300)	$10,000 - $15,000

Reconciliation of Projected Adjusted Operating Income (Loss): (1)
Loss before provision for income taxes	$(19,000) - $(17,000)	$(51,400) - $(46,400)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	7,600	34,000
Other costs	2,300	6,800
Other expense (income), net	—	—
Adjusted operating income (loss)	$(8,400) - $(6,400)	$(7,600) - $(2,600)

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2018	December 31, 2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$66,449	$56,115
Cash held as collateral	—	1,451
Accounts receivable, net	46,023	37,926
Prepaid expenses and other current assets	22,613	7,352
Total current assets	135,085	102,844

Property and equipment, net	43,735	34,705
Intangibles, net	13,832	12,366
Goodwill	95,031	80,531
Deferred tax assets, net	713	753
Other assets	1,707	1,600
Total assets	$290,103	$232,799

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,174	$5,481
Accrued expenses and other current liabilities	50,662	48,011
Deferred revenue	55,015	35,563
Total current liabilities	113,851	89,055

Deferred Revenue	222	—
Deferred tax liability	1,096	915
Other liabilities	4,205	2,766
Total liabilities	119,374	92,736

Commitments and contingencies
Total stockholders' equity	170,729	140,063
Total liabilities and stockholders' equity	$290,103	$232,799

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com